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                                                                Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


        We consent to the incorporation by reference in the registration statement of Multiple Zones International, Inc. on Form S-8 (File No. 333-06961 and File No. 333-13501) of our report dated January 29, 1997, on our audits of the consolidated financial statements of Multiple Zones International, Inc. as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, which report is incorporated by reference in this Form 10-K.


                                                   /s/ Coopers & Lybrand L.L.P.
                                                   ----------------------------
                                                       Coopers & Lybrand L.L.P.



Seattle, Washington
March 24, 1997